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                                                                      EXHIBIT 37

                THE UNITED STATES SHOE CORPORATION
                TOTAL RETURN TO SHAREHOLDERS PLAN

1.   PURPOSE.

     The purpose of The United States Shoe Corporation Total Return to Shareholders Plan (the "Plan") is to further the long-term growth of The United States Shoe Corporation (the "Company") by offering competitive incentive compensation related to long-term performance goals to those key officers and employees of the Company and its subsidiaries who will be responsible for planning and directing such growth. The Plan is also intended as a means of reinforcing the commonality of interest between the Company's shareowners and the key officers and employees who are participating in the Plan, and as an aid in attracting and retaining key officers and employees of outstanding abilities and specialized skills.

2.   ADMINISTRATION.

     2.1 The Plan shall be administered by the Compensation Committee of the Company's Board of Directors (the "Committee"), none of the members of which may be an employee of the Company or of any subsidiary of the Company.

     2.2 Subject to the limitations of the Plan, the Committee shall have the sole and complete authority (a) to select from the salaried employees of the Company and its subsidiaries those employees who shall participate in the Plan ("Participants"), (b) to impose such limitations, restrictions and conditions upon awards as it shall deem appropriate, (c) to interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, and (d) to make all other determinations and to take all other actions necessary or advisable for the proper administration of the Plan. Determinations of value under the Plan shall be made in accordance with the methods and procedures established by the Committee. The Committee's determinations on matters within its authority shall be final, conclusive and binding on the Company and on all other parties.

3.   TARGET AWARDS.

     Before the beginning of each Performance Period, the Committee shall select those employees who will participate in the Plan for that Performance Period and shall establish a Target Award for each such Participant, which shall be a dollar amount equal to the applicable percentage of the salary midpoint for the grade level to which the Participant is assigned. As used herein (a) Performance Period means a 39-month period beginning on January 1 and ending on the fourth succeeding March 31, with the first Performance Period beginning on January 1, 1992 and a new Performance Period beginning on January 1 of each succeeding year, (b) "grade level" means the numerical level of the position to which an employee of the Company is assigned by the Company for the purpose, among others, of determining the employee's compensation, (c) "salary midpoint" means the dollar amount fixed by the Company for each grade level for the purpose of determining the range of compensation to be paid to employees at that grade level, and (d) "applicable percentage" means the percentage determined by the

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Committee that is applied to the salary midpoint for each grade level for the purpose of determining the dollar amount of the Target Award. If a Participant's grade level changes during a Performance Period, the Participant's Target Award will be adjusted based on the number of months the Participant was assigned to each grade level.

4.   Total Shareholder Return; Target Award Maximum Distributable Amount.

     4.1 After the end of each Performance Period, for the purpose of determining the maximum amount of the Target Award that can be distributed to each Participant (the "Target Award Maximum Distributable Amount"), the Committee shall determine the Total Shareholder Return of the Company and of each of the twenty-one companies (subject to the changes contemplated by Section 6.2) listed on Schedule A (the "Peer Companies") for that Performance Period and shall determine the percentile ranking of the Company among the Peer Companies by (a) dividing the number of Peer Companies having a Total Shareholder Return less than that of the Company for that Performance Period by (b) the total number of Peer Companies (excluding the Company). Total Shareholder Return with respect to the Company or with respect to a Peer Company shall be determined by comparing the value of an investment in 100 common shares of the Company and each Peer Company made at the beginning of each Performance Period, measured by the average of the daily closing prices on the New York Stock Exchange of a common share of the Company, or on the New York Stock Exchange, other national stock exchange or national securities price quotation system, of a common share of the Peer Company with respect to which Total Shareholder Return is being determined for each trading day between January 1 and March 31 of the first year of the Performance Period, with the value of that investment at the end of the Performance Period, measured by the average of the daily closing prices of the shares being valued on the New York Stock Exchange, other national securities exchange or national securities price quotation system for each trading day between January 1 and March 31 at the end of the Performance Period, assuming for this purpose that all dividends and cash distributions paid with respect to such investment were reinvested, on the last day of the month in which such dividend was paid or distribution made, in additional shares of the corporation paying such dividend or making such distribution at the closing price on such last day of such shares on the New York Stock Exchange, other national securities exchange or national securities price quotation system.

     4.2 The Target Award Maximum Distributable Amount shall be determined by the Committee in the following manner:

                                                The maximum percentage of the
          If the percentile ranking of          Participant's Target Award that
          the Company is:                       can be distributed is:
          ----------------------------          -------------------------------
          90th Percentile and Above                          200%
          80th Percentile                                    175%
          70th Percentile                                    150%
          60th Percentile                                    125%
          50th Percentile                                    100%
          40th Percentile                                     50%
          Below 40th Percentile                                0%






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     If the percentile ranking of the Company (the "Actual Percentile") is between two of the percentiles listed in the above table (the "Higher Percentile" and the "Lower Percentile", respectively) the maximum percentage that can be distributed shall be (a) that percentage listed opposite the Lower Percentile increased by (b) that additional percentage determined by (i) multiplying the difference between the Actual Percentile and the Lower Percentile by 10, and (ii) multiplying the resulting percentage by the difference between (A) the percentage to be distributed set forth opposite the Higher Percentile and (B) the percentage to be distributed set forth opposite the Lower Percentile.

     4.3 With respect to the Performance Period beginning on January 1, 1992 a Participant's Final Award cannot exceed one-third of the Target Award Maximum Distributable Amount determined under Section 4.2, and with respect to the Performance Period beginning on January 1, 1993 a Participant's Final Award cannot exceed two-thirds of the Target Award Maximum Distributable Amount determined under Section 4.2. However, each Participant will also be eligible to receive an award pursuant to the 1992 and 1993 performance plans established under the Company's Key Executive Long Term Incentive Plan (the "SVI Plan").

     4.4 After determining the Target Award Maximum Distributable Amount, the Committee shall then determine the amount to be distributed to each Participant, which for any Participant may be his or her Target Award Maximum Distributable Amount or such lesser amount as the Committee, in its sole discretion, deems appropriate for that Participant. The amount so determined by the Committee to be distributed to a Participant is hereinafter referred to as the "Final Award".

     4.5 If prior to the end of any Performance Period a Participant's employment with the Company or any of its subsidiaries terminates by reason of the Participant's death, disability or retirement at age 65 under the terms of a qualified retirement plan of the Company, the Participant shall be eligible to receive a Final Award for that Performance Period. In such event, however, the Target Award Maximum Distributable Amount shall be reduced to that amount which bears the same ratio to the Target Award Maximum Distributable Amount determined under Section 4.2 as the number of months the Participant was employed during such Performance Period (including the month in which such employment terminated) bears to 39. If prior to the end of any Performance Period a Participant's employment with the Company or any of its subsidiaries terminates for any reason other than as set forth in the first sentence of this Section 4.5, the Participant shall not be eligible to receive a Final Award for that Performance Period.

     4.6 If the employment of a Participant by the Company or any of its subsidiaries commences after the beginning of a Performance Period or the Participant's eligibility to participate in the Plan changes during a Performance Period, the Participant shall be eligible to receive a Final Award for that Performance Period. In such event, however, the Target Award Maximum Distributable Amount shall be reduced, with respect to any Performance Period that begins on or after January 1, 1995, to that amount which bears the same ratio to the Target Award Maximum Distributable Amount determined under Section
4.2 as the number of months


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the Participant was employed or was eligible to participate in the Plan during such Performance Period (including the month in which the Participant's employment began or the change in eligibility occurred) bears to 39.

     4.7 In the event of a Change in Control of the Company as to any Participant (as defined in Section 9) prior to the end of any Performance Period, the Participant shall be entitled to receive a Final Award for that Performance Period equal to that amount which bears the same ratio to the Target Award Maximum Distributable Amount determined under Section 4.2 as the number of months in such Performance Period prior to the date of the Change in Control (including the month in which the Change in Control occurs) bears to 39, and the Participant thereupon shall cease to be a Participant in the Plan. For the purpose of this Section 4.6 any such Performance Period shall end on the date of the Change in Control.

5.   FINAL AWARD; RESTRICTED SHARES.

     A Participant's Final Award shall be distributed to the Participant in the form of either cash or common shares of the Company (the "Restricted Shares"), as the Committee may determine. The number of Restricted Shares to be distributed shall be determined by dividing the dollar amount of the Participant's Final Award by the average of the high and the low prices on the New York Stock Exchange of a common share of the Company on the trading day preceding the day on which the Committee determines the amount of the Participant's Final Award. The Restricted Shares shall be subject to the following terms and conditions in the hands of the Participant:

               (a) A certificate or certificates for the Restricted Shares shall be issued in the Participant's name, and the Participant thereupon shall be a shareholder of all of the shares represented by such certificate or certificates. As such, except as otherwise provided herein, the Participant shall have all the rights of a shareholder with respect to such shares, including the right to vote them and to receive all dividends and other distributions paid with respect to them.

               (b) The term "Restriction Period" with respect to any Restricted Shares (after which the restrictions set forth in this Section 5 shall lapse) means the three-year period beginning on April 1 next following the close of the Performance Period with respect to which those Restricted Shares are distributed to the Participant.

               (c) Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of during the Restriction Period attributable to such Restricted Shares. All restrictions with respect to Restricted Shares will lapse at the end of the Restriction Period attributable to such Restricted Shares.

               (d) If prior to the end of any Restriction Period the Participant's employment with the Company or any of its subsidiaries terminates by reason of the Participant's death, disability or retirement at age 65 under the terms of a qualified retirement

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plan of the Company, or if there is a Change in Control of the Company as to the
Participant (as defined in Section 9), the restrictions set forth in this
Section 5 with respect to the Restricted Shares will thereupon lapse immediately. If prior to the end of any Restriction Period the Participant's employment with the Company or any of its Subsidiaries terminates for any reason other than as set forth in the preceding sentence, the Restricted Shares shall be forfeited by the Participant. In any such case, the Participant shall no longer have the rights of a shareholder with respect to such shares, which shall be deemed cancelled, and the share certificates representing such Restricted Shares shall be returned forthwith to the Company.

               (e) Except as provided in Section 9 with respect to a Change in Control, in the event of any change in the outstanding common shares of the Company by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event, or in the event the Participant receives any shares or other securities of the Company or of any other corporation in respect of the Restricted Shares (including, but not limited to, by way of a dividend or other distribution on such Restricted Shares), any such shares or other securities received by the Participant in respect of the Restricted Shares awarded to the Participant shall be subject to the same terms, conditions and restrictions specified herein to the extent that, and in such manner as, the Committee shall determine, and any such determination by the Committee shall be final, conclusive and binding on all parties concerned.

               (f) If the Company, in its sole discretion, determines that the Company or any subsidiary or other person has incurred or will incur any liability to withhold any federal, state or local income or other taxes by reason of the distribution of the Restricted Shares to the Participant or the lapse or release of the restrictions on such Restricted Shares, the Participant will, promptly upon demand therefor by the Company, pay to the Company any amount reasonably requested by it for the purpose of satisfying such liability. If the amount so requested is not paid, the Restricted Shares shall remain subject to the restrictions set forth in this Section 5, and the Company may refuse to permit the issuance and delivery to the Participant of the share certificates representing such Restricted Shares or the transfer of such shares by the Participant, as the case may be, until such liability has been satisfied.

               (g) If the Committee, in its sole discretion, determines that the listing upon any securities exchange or registration or qualification under any federal, state or local law of any Restricted Shares to be distributed to the Participant is necessary or desirable, issuance and/or delivery to the Participant of the share certificates representing such Restricted Shares shall not be made until such listing, registration or qualification shall have been completed or until the Participant shall have agreed that the shares may be issued, transferred or delivered to the Participant subject to any restrictions or other limitations that will make it unnecessary to effect or obtain such listing, registration and/or qualification.


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6.       ADJUSTMENTS.

         6.1 If an extraordinary change occurs during any Performance Period which significantly alters the basis upon which the performance levels and/or Target Awards were established under Section 3, the Committee may make adjustments (whether before or after the end of that Performance Period) in such performance levels and/or Target Awards to reflect such change, in order to avoid distortion in the operation of the Plan and to preserve the incentive features of the Plan, to the extent it deems appropriate, in its sole discretion, which determination shall be final, conclusive and binding upon all parties concerned.

         6.2 In the event of a merger, consolidation, reorganization or other material corporate event involving a Peer Company, or in the event of a material change in the business of a Peer Company, the Committee may take such action as it deems appropriate to avoid distortion in the operation of the Plan, including, but not limited to, eliminating such Peer Company and/or substituting another company for such Peer Company for all or part of the Performance Period, whereupon Schedule A and all relevant computations under
Section 4.1 shall be adjusted accordingly.

7.       OTHER CONDITIONS.

         7.1     Awards may not be assigned or alienated.

         7.2 Neither the Plan nor any action taken hereunder shall be construed as giving any employee the right to be retained in the employ of the Company.

8.       DESIGNATION OF BENEFICIARIES.

         A Participant may designate a beneficiary or beneficiaries to receive all or part of the Final Award to be distributed under the Plan in case of the Participant's death. A designation of beneficiary may be replaced by a new designation or may be revoked by the Participant at any time. Such designation or revocation shall be on a form to be provided by the Company for that purpose and shall be signed by the Participant and delivered to the Company by the Participant prior to his or her death. The amount to be distributed to any Participant under the terms and conditions of the Plan with respect to which a designation of beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be distributed, subject to such terms and conditions, to the designated beneficiary or beneficiaries. The amount distributable to a Participant upon death that is not subject to such a designation shall be distributed to the Participant's estate. If there shall be any question as to the legal right of any beneficiary to receive a distribution, the amount in question may be paid to the Participant's estate, in which event the Company shall have no further liability to anyone with respect to such amount.





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9.       CHANGE IN CONTROL.

         A Change in Control of the Company as to any Participant shall be deemed to have occurred if:

                        (a) there shall be consummated any consolidation or merger of the Company and, as a result of such consolidation or merger (i) less than 50% of the outstanding common shares and 50% of the voting shares of the surviving or resulting corporation are owned, immediately after such consolidation or merger, by the owners of the Company's common shares immediately prior to such consolidation or merger, or (ii) any person (as such term is used in Section 13(d) and 14(d) (2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) shall become the beneficial owner (within the meaning of Rule 13d- 3 under the Exchange Act) of 25% or more of the surviving or resulting corporation's outstanding common shares; or

                        (b) there shall be consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or

                        (c)     There shall be consummated:

                                (i)      any sale, lease, exchange or other
transfer (other than a transfer to a Subsidiary of the Company) of all, or substantially all, of the assets of one or more of the Company's Women's Apparel Retailing Group, the Footwear Group or the Optical Retailing Group (collectively the "Company Groups"), or the complete, or substantially complete, termination of the business of one or more of the Company Groups, unless, in either event, immediately thereafter all, or substantially all, of the assets of two of the Company Groups are owned by the Company and/or a Subsidiary of the Company and the Participant is, and prior thereto had been, assigned to one of such Company Groups or to the Corporate Center Group (as used in this Section 2(c) the term "Subsidiary of the Company" means any corporation at least 51% of the outstanding common shares and 51% of the voting shares of which are owned by the Company, and all references to a "distribution" of any of such shares by the Company to its shareholders includes distributions that are pro rata or in exchange for shares of the Company); or

                                (ii)     any consolidation or merger of a
Subsidiary of the Company owning all, or substantially all, of the assets of one or more of the Company Groups, or any sale, exchange or other transfer of the shares of any such Subsidiary (other than a distribution of such shares by the Company to its shareholders) if, as a result thereof, such Subsidiary ceases to be a Subsidiary of the Company, unless immediately thereafter all, or substantially all, of the assets of two of the Company Groups are owned by the Company and/or a Subsidiary of the Company and the Participant is, and prior thereto had been, assigned to one of such Company Groups or to the Corporate Center Group; or





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                                (iii)    any distribution by the Company to its
shareholders of some or all of the shares of a Subsidiary of the Company owning all, or substantially all, of the assets of one of the Company Groups if, as a result of such distribution, such Subsidiary ceases to be a Subsidiary of the Company, unless immediately thereafter all, or substantially all, of the assets of two of the Company Groups are owned by the Company and/or a Subsidiary of the Company and the Participant is, and prior thereto had been, assigned to one of such Company Groups or to the Corporate Center Group; or

                                (iv)     Any distribution by the Company to its
shareholders of some or all of the shares of a Subsidiary of the Company owning all, or substantially all, of the assets of two of the Company Groups if, as a result of such distribution, such Subsidiary ceases to be a Subsidiary of the Company, unless immediately thereafter the Participant is, and prior thereto had been, assigned to one of such Company Groups or to the Corporate Center Group; or

                        (d) the shareholders of the Company shall approve any plan or proposal for the liquidation or dissolution of Company; or

                        (e) any person (as such term is used in Sections 13(d) and 14(d) (2) of the Exchange Act) shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 25% or more of the Company's outstanding common shares; or

                        (f) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors of the Company shall cease for any reason to constitute a majority thereof unless the election or the nomination for election by the Company's shareholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

10.    MODIFICATION OR TERMINATION OF PLAN.

       Notwithstanding any other provision herein to the contrary, the Committee may amend, suspend or terminate the Plan in whole or in part at any time if it determines, in its sole discretion, that such action is necessary or advisable under the circumstances.


        IN WITNESS WHEREOF, the United States Shoe Corporation has hereunto caused its name to be subscribed this 24th day of April, 1995.

                                         THE UNITED STATES SHOE CORPORATION



                                         By: /s/ K. Brent Somers
                                            -------------------------------


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                                                                      Schedule A


                       TOTAL RETURN TO SHAREHOLDERS PLAN

                                 PEER COMPANIES


                               Ann Taylor Stores
                                Baker (J.) Inc.
                               Brown Group, Inc.
                    Burlington Coat Factory Warehouse Corp.
                             Charming Shoppes, Inc.
                               Clothestime, Inc.
                              Dayton Hudson Corp.
                                Dress Barn, Inc.
                          Edison Brothers Stores, Inc.
                                  Gantos, Inc.
                                   Gap, Inc.
                                 Genesco, Inc.
                               The Limited, Inc.
                           May Department Stores Co.
                                 Melville Corp.
                        Merry-Go-Round Enterprises, Inc.
                                Nordstrom, Inc.
                           Petrie Stores Corporation
                               Stride Rite Corp.
                              TJX Companies,  Inc.
                             Woolworth Corporation





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